Exhibit 99.2

FIRST QUARTER 2024
FINANCIAL RESULTS AND SHAREHOLDER LETTER

A LETTER FROM OUR CHAIRMAN AND CEO

RH REPORTS FIRST QUARTER RESULTS

FIRST QUARTER 2024 HIGHLIGHTS

Net Revenues of $727M, GAAP Operating Margin of 7.5%, Adjusted Operating Margin of 6.5%

Please see the tables below for reconciliations of all GAAP to non-GAAP measures referenced in this press release.

There are no adjustments to GAAP net revenues or GAAP gross margin presented in this press release.

TO OUR PEOPLE, PARTNERS AND SHAREHOLDERS,

We are pleased to report that our demand trends inflected positive in the first quarter and continue to build momentum despite operating in the most challenging housing market in three decades. We believe our investments in the most prolific product transformation and platform expansion in our history has positioned RH to gain significant market share in North America while building the foundation for our long-term global expansion across the United Kingdom, Europe, Australia and the Middle East over the next several years.

Our results for the first quarter largely reflected expectations with revenues of $727 million, adjusted operating margin of 6.5%, and adjusted EBITDA margin of 12.3%. Demand was up 3% in the quarter, slightly below our guidance as growth softened when interest rates once again exceeded 7% post the hawkish Fed commentary throughout April.

While aggressively investing during a downturn has put pressure on short-term results, it also positions us to capitalize on the long-term opportunities that present themselves during times of disruption and dislocation. Those opportunities are beginning to materialize as a growing number of online furniture brands have ceased operations as the vast majority have demonstrated difficulty reaching profitability.

We do expect the constantly changing outlook regarding monetary policy will continue to weigh on the housing market through the second half of 2024 and possibly into 2025.

Nonetheless, we remain confident that our continued investments towards transforming our product and expanding our platform will generate significant long-term value for our shareholders.

EVERY ACT OF CREATION IS FIRST AN ACT OF DESTRUCTION - Pablo Picasso

We have worked hard to destroy the former version of ourselves and are in the process of unleashing what we believe is an exponentially more inspiring and disruptive RH brand, inclusive of the most prolific product transformation and platform expansion in the history of our industry.

Our Product Transformation Plans for 2024 Include:

The launch of our new RH Outdoor Sourcebook, the most dominant collection of luxury outdoor furniture in the market, arrived in homes in the first quarter with 14 new collections. Outdoor trends continue to remain strong, and we expect to gain significant market share in fiscal 2024.

The unveiling of our new RH Modern Sourcebook arrived in homes throughout early June with 30 new collections across living, dining, bedroom and bathroom. We expect the launch of RH Modern will further accelerate our demand trends in the second quarter and throughout the second half of fiscal 2024.

1	FIRST QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

The second mailing of our new RH Interiors Sourcebook is now planned to be in home starting in early July with new collections and improved in-stocks, which should also provide an additional lift to demand in the third quarter and continue to build through the remainder of the year.

We will be mailing an updated RH Contemporary Sourcebook in early August with new collections and a compelling value proposition, which we believe will also accelerate demand trends.

A second mailing of the RH Modern Sourcebook and third mailing of our RH Interiors Sourcebook are expected in the second half of 2024 with additional new collections, refreshed Galleries and improved in-stocks.

These mailings will result in a doubling of our Sourcebook circulation and customer contacts in 2024 versus 2023. Our data would suggest the increased number of contacts alone should provide another lift factor for our business.

As you know, we acquired Waterworks in 2016, arguably the most desired brand in the luxury bath and kitchen category. The Waterworks team has done an outstanding job over the past eight years, further elevating the brand and building a highly profitable business model that can scale.

Waterworks, like most other luxury brands in the home space, generates the vast majority of their revenues from the trade market, selling to architects, designers, developers and builders. While RH has a meaningful trade business, the vast majority of our revenues are generated by consumers. We believe there is a significant opportunity to amplify the Waterworks business on the RH platform by exposing the brand to a much larger audience, similar to how we’ve expanded other trade focused businesses and brands over the years.

Our plan is to launch with a 3,500 square foot Waterworks Showroom in our largest new Design Gallery in Newport Beach, California, opening in the fourth quarter of 2024. We will also be developing a Waterworks Sourcebook with plans for a test mailing in 2025. Waterworks today is just shy of a $200 million dollar business with mid-to-high teens EBITDA margin that we believe has the potential to become a billion-dollar global brand on our platform.

Let me shift your attention to the expansion of our platform. Our plan to expand the RH brand globally, address new markets locally, and transform our North American Galleries represents a multi-billion-dollar opportunity.

Our Platform Expansion Plans for 2024 Include:

The opening of five North American Design Galleries including Cleveland and Palo Alto, which are now open, plus Raleigh, Newport Beach and Montecito, all with integrated RH Interior Design Offices, restaurants and wine bars.

The opening of two international Galleries, in Brussels, which opened in the first quarter, and in Madrid, where we hosted a well-attended opening event last night. Both Galleries are located in beautiful historic buildings that elevate our product and render our brand more valuable.

The opening of our first RH Interior Design Studio in Palm Desert, California. We believe there is an opportunity to address new markets locally by opening Design Studios in neighborhoods, towns and small cities where the wealthy and affluent live, visit and vacation, as we’ve done in East Hampton and the Napa Valley, as well as augmenting some of our Design Galleries in larger markets with additional design services in stand-alone Design Studios.

OUTLOOK

While we expect business conditions to remain challenging until interest rates ease and the housing market begins to rebound, we expect our demand trends to accelerate throughout fiscal 2024.

As previously communicated, due to the extensive transformation of our assortment, we expect revenue to lag demand during the year by approximately 4 to 8 points until we read and react to the new collections, reduce backorders and shorten special order lead times. Therefore, we will be guiding and reporting both demand and revenue growth each quarter during fiscal 2024 so shareholders and investors can accurately analyze the business.

We believe it’s also important to note that we are forecasting to end the year with an increased backlog of approximately $110 to $130 million due to revenue lagging demand throughout fiscal 2024, which will negatively impact operating margin and adjusted EBITDA margin by approximately 140 basis points. Additionally, investments and startup costs to support our international expansion are estimated to be an approximate 200 basis point drag for fiscal 2024.

2	FIRST QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

We continue to expect demand growth in the range of 12% to 14% and revenue growth of 8% to 10% on a 52- versus 52- week basis. We are forecasting adjusted operating margin to be in the range of 13% to 14% and adjusted EBITDA margin in the range of 18% to 19%.

For the second quarter of fiscal 2024 we are forecasting demand growth in the range of 9% to 10% and revenue growth of 3% to 4%. We are forecasting adjusted operating margin to be in the range of 11% to 12% and adjusted EBITDA margin of 17% to 18%.

Note: The 53rd week of fiscal 2023 contributed approximately $50 million in revenues.

RH BUSINESS VISION & ECOSYSTEM − THE LONG VIEW

We believe, “There are those with taste and no scale, and those with scale and no taste,” and the idea of scaling taste is large and far reaching.

Our goal to position RH as the arbiter of taste for the home has proven to be both disruptive and lucrative, as we continue our quest to build the most admired brand in the world.

Our brand attracts the leading designers, artisans and manufacturers, scaling and rendering their work more valuable across our integrated platform, enabling RH to curate the most compelling collection of luxury home products on the planet.

Our efforts to elevate and expand our collection will continue with the introductions of RH Couture, RH Bespoke, RH Color, RH Antiques & Artifacts, RH Atelier and other new collections scheduled to launch over the next decade.

Our plan to open immersive Design Galleries in every major market will unlock the value of our vast assortment, generating revenues of $5 to $6 billion in North America, and $20 to $25 billion globally.

Our strategy is to move the brand beyond curating and selling product to conceptualizing and selling spaces, by building an ecosystem of Products, Places, Services and Spaces that establishes the RH brand as a global thought leader, taste and place maker.

Our products are elevated and rendered more valuable by our architecturally inspiring Galleries, which are further elevated and rendered more valuable by our interior design services and seamlessly integrated hospitality experience.

Our hospitality efforts will continue to elevate the RH brand as we extend beyond the four walls of our Galleries into RH Guesthouses, where our goal is to create a new market for travelers seeking privacy and luxury in the $200 billion North American hotel industry. Additionally, we are creating bespoke experiences like RH Yountville, an integration of Food, Wine, Art & Design in the Napa Valley, RH1 and RH2, our private jets, and RH3, our luxury yacht that is available for charter in the Caribbean and Mediterranean where the wealthy and affluent visit and vacation. These immersive experiences expose new and existing customers to our evolving authority in architecture, interior design and landscape architecture.

This leads to our long-term strategy of building the world’s first consumer-facing architecture, interior design and landscape architecture services platform inside our Galleries, elevating the RH brand and amplifying our core business by adding new revenue streams while disrupting and redefining multiple industries.

Our strategy comes full circle as we begin to conceptualize and sell spaces, moving beyond the $170 billion home furnishings market into the $1.7 trillion North American housing market with the launch of RH Residences − fully furnished luxury homes, condominiums and apartments with integrated services that deliver taste and time value to discerning time-starved consumers.

The entirety of our strategy comes to life digitally with The World of RH, an online portal where customers can explore and be inspired by the depth and dimension of our brand.

Our authority as an arbiter of taste will be further amplified when we introduce RH Media, a content platform that will celebrate the most innovative and influential leaders who are shaping the world of architecture and design.

Our plan to expand the RH ecosystem globally multiplies the market opportunity to $7 to $10 trillion, one of the largest and most valuable addressed by any brand in the world today. A one percent share of the global market represents a $70 to $100 billion opportunity.

3	FIRST QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

Our ecosystem of Products, Places, Services and Spaces inspires customers to dream, design, dine, travel and live in a world thoughtfully curated by RH, creating an emotional connection unlike any other brand in the world.

Taste can be elusive, and we believe no one is better positioned than RH to create an ecosystem that makes taste inclusive and, by doing so, elevating and rendering our way of life more valuable.

NEVER UNDERESTIMATE THE POWER OF A FEW GOOD PEOPLE WHO DON’T KNOW WHAT CAN’T BE DONE

For the past 23 years we’ve heard others tell us what can’t be done, and for the past 23 years we’ve failed… to listen.

We avoided bankruptcy while being accused of lunacy. While others have been shrinking and closing stores, we’ve been building the largest and most inspiring spaces in the world. When Wall Street didn’t think our stock was worth buying, we bought 60% of it ourselves. When everyone told us we should be working from home, we were in the Center of Innovation working on rebuilding our new home, and it’s almost ready for primetime.

From the largest product transformation in our history, to the most inspiring retail experiences in the world. From couches to caviar, beds to bellinis, architecture to airplanes, homes to hotels (Guesthouses). From Pittsburgh to Paris, Los Angeles to London, Boston to Brussels, Miami to Munich, and San Francisco to Sydney.

Soon the world will be within our reach.

Never underestimate the power of a few good people who don’t know what can’t be done.

Especially these people.

Onward Team RH.

Carpe Diem,

Gary Friedman

Chairman & Chief Executive Officer

Note: Demand is an operating metric that we use in reference to the dollar value of orders placed (orders convert to net revenue upon a customer obtaining control of the merchandise), and excludes exchanges and shipping fees. RH Core demand represents the demand generated from the RH brand excluding RH Baby & Child, RH Teen, RH Contract, RH Hospitality, RH Outlet, Membership and Waterworks. Total Company demand represents the demand generated from all of our businesses, inclusive of sales from RH Outlet and RH Hospitality.

4	FIRST QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

NON-GAAP FINANCIAL MEASURES

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), we use the following non-GAAP financial measures: adjusted net revenues, adjusted operating income, adjusted net income (loss), adjusted diluted net income (loss) per share, free cash flow, adjusted free cash flow, adjusted operating margin, adjusted gross margin, adjusted gross profit, adjusted selling, general and administrative expenses, adjusted selling, general and administrative expenses margin, adjusted capital expenditures, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, trailing twelve months EBITDA and trailing twelve months adjusted EBITDA (collectively, “non-GAAP financial measures”). We compute these measures by adjusting the applicable GAAP measures to remove the impact of certain recurring and non-recurring charges and gains and to adjust for the impact of income tax items related to such adjustments to our GAAP financial statements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by senior leadership in its financial and operational decision making. The non-GAAP financial measures we use in this release may be different from the non-GAAP financial measures, including similarly titled measures, used by other companies. For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP financial measures tables in this release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

5	FIRST QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws, including without limitation,  statements regarding our outlook for fiscal 2024, including with respect to net revenues and adjusted operating margin; our expectations regarding the housing market and demand trends; our expectations regarding market share gains in 2024 and beyond; our plans regarding global expansion including over the next several years; our belief that aggressive investing during a downturn positions us to capitalize on certain long-term opportunities, and that such opportunities have begun to materialize; our expectations around the impact of monetary policy on the housing market through the second half of 2024 and into fiscal 2025; our belief that our investments will create meaningful long-term value for our shareholders; our belief that our product transformation plans represent the most prolific product transformation and platform expansion in the history of our industry; our beliefs and expectations regarding the luxury outdoor furniture market; our plans and expectations regarding new product launches, including our RH Outdoor Sourcebook, RH Modern Sourcebook, RH Interiors Sourcebook and RH Contemporary Sourcebook; our expectations regarding Sourcebook circulation and customer contacts in 2024 versus 2023; our plans to increase print and digital advertising across major home design publications in 2024; our belief that there is a significant opportunity to amplify the Waterworks business on the RH platform; our plans and expectations with respect to Waterworks, including the development of a Waterworks Sourcebook, and the potential of Waterworks to become a billion-dollar global brand; our belief that our platform expansion plans represent a multi-billion dollar opportunity; our plans and expectations regarding platform expansion for 2024, including with respect to the openings of North American Design Galleries with integrated RH Interior Design Offices, restaurants and wine bars, our first RH Interior Design Studio in Palm Desert, California, and our international Galleries in Brussels and Madrid; our belief that there is an opportunity to address new markets locally by opening Design Studios in neighborhoods, towns and small cities where the wealthy and affluent live, visit and vacation as well as augmenting Design Galleries in larger markets with additional design services in stand-alone Design Studios; our expectations regarding business conditions and demand trends throughout fiscal 2024; our plans and expectations and reporting of demand and revenue each quarter of fiscal 2024; our forecasts and outlook for fiscal 2024 including among other matters increased backlog, investments and startup costs to support our international expansion, demand growth, revenue growth, adjusted operating margin, and adjusted EBITDA margin; our plan to open Design Galleries in every major market, generating revenues of $5 to $6 billion in North America, and $20 to $25 billion globally; our goal to position RH as the arbiter of taste for the home; our beliefs with respect to the RH brand and our products; our strategy to move the brand beyond curating and selling product to conceptualizing and selling spaces by building an ecosystem of Products, Places, Services and Spaces that establishes the RH brand as a global thought leader, taste and place maker; our beliefs regarding the impact of our Galleries, interior design services, and hospitality experiences on our products; our plans and expectations regarding our hospitality efforts, including RH Guesthouses, RH Yountville, RH1 and RH2, our private jets, and RH3, our luxury yacht; our goal to create a new market for travelers seeking privacy and luxury in the $200 billion North American hotel industry; our long-term strategy of building the world’s first consumer-facing architecture, interior design and landscape architecture services platform inside our Galleries; our plans and expectations regarding the launch of RH Residences; the entirety of our strategy coming to life digitally with The World of RH; our plans and expectations regarding the introduction of RH Media; our belief that our global expansion plans multiplies the market opportunity to $7 to $10 trillion; our belief that no one is better positioned than RH to create an ecosystem that makes taste inclusive, and by doing so, elevating and rendering our way of life more valuable; and any statements or assumptions underlying any of the foregoing.

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “short-term,” “non-recurring,” “one-time,” “unusual,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements are subject to risk and uncertainties that may cause actual results to differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our actual results. Matters that we identify as “short-term,” “non-recurring,” “unusual,” “one-time,” or other words and terms of similar meaning may, in fact, not be short term and may recur in one or more future financial reporting periods. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect, or that future developments affecting us will be those that we have anticipated. All discussions of new developments are subject to inherent uncertainty as to timing and the manner in which a new development may ultimately be launched including that certain new concepts may be canceled prior to introduction. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks related to our dependence on key personnel and any changes in key personnel; successful implementation of our growth strategy; uncertainties in the current and long-term performance of our business including a range of risks related to our operations as well as external economic factors; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; decisions concerning the allocation of capital including the extent to which we repurchase additional shares of our common stock which will affect shares outstanding and EPS; factors affecting our outstanding indebtedness; our ability to anticipate consumer preferences and buying trends, and maintain our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking including international expansion, our real estate and Gallery development strategy and our expansion into new business areas such as hospitality; strikes and work stoppages affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a

6	FIRST QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

timely fashion or in the quantities required; risks related to our sourcing and supply chain including our dependence on imported products produced by foreign manufacturers and risks related to importation of such products; risks related to the operations of our vendors; risks related to tariffs; risks related to the impact of COVID on our business; and those other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (“SEC”), and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date on which we make it. RH expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such forward-looking statements to reflect any change in its expectations with regard thereto, whether as a result of new information or any changes in the events, conditions or circumstances on which any such forward-looking statement is based except as required by law. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements, as well as other cautionary statements. You should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties.

7	FIRST QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	THREE MONTHS ENDED
	MAY 4,	% OF NET	APRIL 29,	% OF NET
	2024	REVENUES	2023	REVENUES

	(dollars in thousands, except per share amounts)
Net revenues	$726,960	100.0%	$739,162	100.0%
Cost of goods sold	410,922	56.5	391,617	53.0
Gross profit	316,038	43.5	347,545	47.0
Selling, general and administrative expenses	261,375	36.0	248,305	33.6
Income from operations	54,663	7.5	99,240	13.4
Other expenses
Interest expense—net	56,772	7.8	39,816	5.4
Other (income) expense—net	1,165	0.2	(653)	(0.1)
Total other expenses	57,937	8.0	39,163	5.3
Income (loss) before income taxes and equity method investments	(3,274)	(0.5)	60,077	8.1
Income tax expense (benefit)	(2,091)	(0.3)	16,585	2.2
Income (loss) before equity method investments	(1,183)	(0.2)	43,492	5.9
Share of equity method investments loss—net	2,442	0.3	1,602	0.2
Net income (loss)	$(3,625)	(0.5)%	$41,890	5.7%
Weighted-average shares used in computing basic net income (loss) per share	18,324,454		22,047,029
Basic net income (loss) per share	$(0.20)		$1.90
Weighted-average shares used in computing diluted net income (loss) per share	18,324,454		23,758,788
Diluted net income (loss) per share	$(0.20)		$1.76

T-1	FIRST QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	MAY 4,	FEBRUARY 3,
	2024	2024

	(in thousands)
ASSETS
Cash and cash equivalents	$101,787	$123,688
Merchandise inventories	802,209	754,126
Other current assets	212,030	224,088
Total current assets	1,116,026	1,101,902
Property and equipment—net	1,693,190	1,685,858
Operating lease right-of-use assets	605,664	625,801
Goodwill and intangible assets	217,066	216,960
Equity method investments	128,908	128,668
Deferred tax assets and other non-current assets	425,685	384,708
Total assets	$4,186,539	$4,143,897
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Accounts payable and accrued expenses	$407,494	$366,585
Deferred revenue and customer deposits	315,647	282,812
Convertible senior notes due 2024—net	41,862	41,835
Other current liabilities	171,488	181,636
Total current liabilities	936,491	872,868
Asset based credit facility	—	—
Term loan B—net	1,915,703	1,919,885
Term loan B-2—net	468,531	468,696
Real estate loans—net	17,679	17,766
Non-current operating lease liabilities	555,651	576,166
Non-current finance lease liabilities	562,804	566,829
Deferred tax liabilities and other non-current obligations	19,601	19,081
Total liabilities	4,476,460	4,441,291
Stockholders’ deficit	(289,921)	(297,394)
Total liabilities and stockholders’ deficit	$4,186,539	$4,143,897

T-2	FIRST QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	THREE MONTHS ENDED
	MAY 4,	APRIL 29,
	2024	2023

	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(3,625)	$41,890
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash operating lease cost and finance lease interest expense	31,249	28,351
Depreciation and amortization	30,827	27,770
Stock-based compensation expense	10,544	10,180
Asset impairments	575	2,475
Deferred income taxes	—	16,527
Share of equity method investments loss—net	2,442	1,602
Other non-cash items	2,184	2,215
Change in assets and liabilities:
Merchandise inventories	(48,324)	35,915
Prepaid expense and other assets	15,404	(4,311)
Landlord assets under construction—net of tenant allowances	(8,782)	(9,583)
Accounts payable and accrued expenses	40,520	(54,354)
Deferred revenue and customer deposits	32,873	19,160
Other changes in assets and liabilities	(49,757)	(31,099)
Net cash provided by operating activities	56,130	86,738
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(66,261)	(34,190)
Equity method investments	(2,682)	(33,131)
Net cash used in investing activities	(68,943)	(67,321)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments under term loans	(6,250)	(6,250)
Principal payments under finance lease agreements	(4,496)	(3,877)
Other financing activities	1,830	(808)
Net cash used in financing activities	(8,916)	(10,935)
Effects of foreign currency exchange rate translation on cash	(172)	(18)
Net increase (decrease) in cash and cash equivalents and restricted cash	(21,901)	8,464
Cash and cash equivalents and restricted cash
Beginning of period—cash and cash equivalents	123,688	1,508,101
Beginning of period—restricted cash	—	3,662
Beginning of period—cash and cash equivalents and restricted cash	$123,688	$1,511,763

End of period—cash and cash equivalents	101,787	1,516,689
End of period—restricted cash	—	3,538
End of period—cash and cash equivalents and restricted cash	$101,787	$1,520,227

T-3	FIRST QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CALCULATION OF FREE CASH FLOW

(Unaudited)

	THREE MONTHS ENDED
	MAY 4,	APRIL 29,
	2024	2023

	(in thousands)
Net cash provided by operating activities	$56,130	$86,738
Capital expenditures	(66,261)	(34,190)
Free cash flow(1)	$(10,131)	$52,548
(1)	Free cash flow is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define free cash flow as net cash provided by operating activities less capital expenditures. Free cash flow is included in this shareholder letter because we believe that this measure provides useful information to our senior leadership team and investors in understanding the strength of our liquidity and our ability to generate additional cash from our business operations. Free cash flow should not be considered in isolation or as an alternative to cash flows from operations calculated in accordance with GAAP, and should be considered alongside our other liquidity performance measures that are calculated in accordance with GAAP, such as net cash provided by operating activities and our other GAAP financial results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results for the purpose of analyzing changes in our underlying business from quarter to quarter. Our measure of free cash flow is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.

T-4	FIRST QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CALCULATION OF ADJUSTED CAPITAL EXPENDITURES

(Unaudited)

	THREE MONTHS ENDED
	MAY 4,	APRIL 29,
	2024	2023

	(in thousands)
Capital expenditures	$66,261	$34,190
Landlord assets under construction—net of tenant allowances	8,782	9,583
Adjusted capital expenditures(1)	$75,043	$43,773
(1)	Adjusted capital expenditures is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted capital expenditures as capital expenditures from investing activities and cash outflows of capital related to construction activities to design and build landlord-owned leased assets, net of tenant allowances received during the construction period. Adjusted capital expenditures is included in this shareholder letter because our senior leadership team believes that adjusted capital expenditures provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted capital expenditures is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.

T-5	FIRST QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)

(Unaudited)

	THREE MONTHS ENDED
	MAY 4,	APRIL 29,
	2024	2023

	(in thousands)
GAAP net income (loss)	$(3,625)	$41,890
Adjustments (pre-tax):
Selling, general and administrative expenses:
Legal settlements—net(1)	(9,375)	—
Non-cash compensation(2)	1,947	3,531
Reorganization related costs(3)	—	7,621
Subtotal adjusted items	(7,428)	11,152
Impact of income tax items(4)	1,280	(2,433)
Share of equity method investments loss—net(5)	2,442	1,602
Adjusted net income (loss)(6)	$(7,331)	$52,211
(1)	Represents favorable legal settlements received of $10 million, partially offset by costs incurred in connection with one of the matters.
(2)	Represents the amortization of the non-cash compensation charge related to an option grant made to Mr. Friedman in October 2020.
(3)	Represents severance costs and related payroll taxes associated with a reorganization.
(4)	We exclude the GAAP tax provision and apply a non-GAAP tax provision based upon (i) adjusted pre-tax net income (loss), (ii) the projected annual adjusted tax rate and (iii) the exclusion of material discrete tax items that are unusual or infrequent. The adjustments for the three months ended May 4, 2024 and April 29, 2023 are based on adjusted tax rates of 31.5% and 26.7%, respectively.
(5)	Represents our proportionate share of the net loss of our equity method investments.
(6)	Adjusted net income (loss) is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income (loss) as consolidated net income (loss), adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted net income (loss) is included in this shareholder letter because our senior leadership team believes that adjusted net income (loss) provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted net income (loss) is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.

T-6	FIRST QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF DILUTED NET INCOME (LOSS) PER SHARE TO
ADJUSTED DILUTED NET INCOME (LOSS) PER SHARE

(Unaudited)

	THREE MONTHS ENDED
	MAY 4,	APRIL 29,
	2024(1)	2023(2)
Diluted net income (loss) per share	$(0.20)	$1.76
Pro forma diluted net income (loss) per share(3)	$(0.20)	$1.78
Per share impact of adjustments (pre-tax)(4):
Legal settlements—net	(0.51)	—
Non-cash compensation	0.11	0.15
Reorganization related costs	—	0.32
Subtotal adjusted items	(0.40)	0.47
Impact of income tax items(4)	0.07	(0.11)
Share of equity method investments loss—net(4)	0.13	0.07
Adjusted diluted net income (loss) per share(5)	$(0.40)	$2.21
(1)	For the three months ended May 4, 2024, we recorded a GAAP net loss and an adjusted net loss. As a result, the weighted-average shares used to calculate GAAP and adjusted diluted net loss per share are the same as there is no adjustment to the share count.
(2)	For the three months ended April 29, 2023, we incurred dilution for the principal of the convertible senior notes assuming the if-converted method. For non-GAAP purposes, our adjusted diluted shares outstanding calculation excludes the dilutive impact of the principal value of the convertible senior notes since we have the intent and ability to settle the principal value of such notes in cash.
(3)	Pro forma diluted net income per share for the three months ended April 29, 2023 is calculated based on GAAP net income and pro forma diluted weighted-average shares of 23,599,173, which excludes dilution of 159,615 shares related to the 2023 Notes and 2024 Notes.
(4)	Refer to table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)” and the related footnotes for additional information.
(5)	Adjusted diluted net income (loss) per share is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted diluted net income (loss) per share as consolidated net income (loss), adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance divided by our pro forma share count. Adjusted diluted net income (loss) per share is included in this shareholder letter because our senior leadership team believes that adjusted diluted net income (loss) per share provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted diluted net income (loss) per share is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.

T-7	FIRST QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO
ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

(Unaudited)

	THREE MONTHS ENDED
	MAY 4,	APRIL 29,
	2024	2023

	(dollars in thousands)
Selling, general and administrative expenses	$261,375	$248,305
Legal settlements—net(1)	9,375	—
Non-cash compensation(1)	(1,947)	(3,531)
Reorganization related costs(1)	—	(7,621)
Adjusted selling, general and administrative expenses(2)	$268,803	$237,153
Net revenues	$726,960	$739,162
Selling, general and administrative expenses margin(3)	36.0%	33.6%
Adjusted selling, general and administrative expenses margin(3)	37.0%	32.1%
(1)	Refer to table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)” and the related footnotes for additional information.
(2)	Adjusted selling, general and administrative expenses is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted selling, general and administrative expenses as consolidated selling, general and administrative expenses, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted selling, general and administrative expenses is included in this shareholder letter because our senior leadership team believes that adjusted selling, general and administrative expenses provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted selling, general and administrative expenses is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.
(3)	We define selling, general and administrative expenses margin as selling, general and administrative expenses divided by net revenues. We define adjusted selling, general and administrative expenses margin as adjusted selling, general and administrative expenses divided by net revenues.

T-8	FIRST QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF NET INCOME (LOSS) TO OPERATING INCOME
AND ADJUSTED OPERATING INCOME

(Unaudited)

	THREE MONTHS ENDED
	MAY 4,	APRIL 29,
	2024	2023

	(dollars in thousands)
Net income (loss)	$(3,625)	$41,890
Income tax expense (benefit)	(2,091)	16,585
Interest expense—net	56,772	39,816
Share of equity method investments loss—net	2,442	1,602
Other (income) expense—net	1,165	(653)
Operating income	54,663	99,240
Legal settlements—net(1)	(9,375)	—
Non-cash compensation(1)	1,947	3,531
Reorganization related costs(1)	—	7,621
Adjusted operating income(2)	$47,235	$110,392
Net revenues	$726,960	$739,162
Operating margin(3)	7.5%	13.4%
Adjusted operating margin(3)	6.5%	14.9%
(1)	Refer to table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)” and the related footnotes for additional information.
(2)	Adjusted operating income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted operating income as consolidated operating income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted operating income is included in this shareholder letter because our senior leadership team believes that adjusted operating income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted operating income is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.
(3)	We define operating margin as operating income divided by net revenues. We define adjusted operating margin as adjusted operating income divided by net revenues. We are not able to provide a reconciliation of our adjusted operating margin financial guidance or other non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of the non-recurring and other items that are excluded from such non-GAAP financial measures. Such adjustments in future periods are generally expected to be similar to the kinds of charges excluded from such non-GAAP financial measure in prior periods. The exclusion of these charges and costs in future periods could have a significant impact on our non-GAAP financial measures.

T-9	FIRST QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

	THREE MONTHS ENDED
	MAY 4,	APRIL 29,
	2024	2023

	(dollars in thousands)
Net income (loss)	$(3,625)	$41,890
Depreciation and amortization	30,827	27,770
Interest expense—net	56,772	39,816
Income tax expense (benefit)	(2,091)	16,585
EBITDA(1)	81,883	126,061
Non-cash compensation(2)	10,544	10,180
Capitalized cloud computing amortization(3)	2,471	1,849
Share of equity method investments loss—net(4)	2,442	1,602
Other (income) expense—net(5)	1,165	(653)
Legal settlements—net(4)	(9,375)	—
Reorganization related costs(4)	—	7,621
Adjusted EBITDA(1)	$89,130	$146,660
Net revenues	$726,960	$739,162
EBITDA margin(6)	11.3%	17.1%
Adjusted EBITDA margin(6)	12.3%	19.8%
(1)	EBITDA and adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense—net and income tax expense (benefit). Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of non-cash compensation, as well as certain non-recurring and other items that we do not consider representative of our underlying operating performance. EBITDA and adjusted EBITDA are included in this shareholder letter because our senior leadership team believes that these metrics provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measures of EBITDA and adjusted EBITDA are not necessarily comparable to other similarly titled captions for other companies due to different methods of calculation.
(2)	Represents non-cash compensation related to equity awards granted to employees, including the non-cash compensation charge related to an option grant made to Mr. Friedman in October 2020.
(3)	Represents amortization associated with capitalized cloud computing costs.
(4)	Refer to table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)” and the related footnotes for additional information.
(5)	The adjustment for the three months ended May 4, 2024 includes foreign exchange losses from unfavorable exchange rate changes affecting foreign currency denominated transactions of $1.0 million, primarily between the U.S. dollar as compared to Euro and Pound Sterling, as well as a loss from the remeasurement of intercompany loans with subsidiaries in Switzerland and the United Kingdom of $0.2 million.

The adjustment for the three months ended April 29, 2023 includes a foreign exchange gain from the remeasurement of intercompany loans with subsidiaries in Switzerland and the United Kingdom of $1.8 million, partially offset by foreign exchange losses related to unfavorable exchange rate changes affecting foreign currency denominated transactions of $1.1 million, primarily between the U.S. dollar as compared to Euro and Pound Sterling.

(6)	We define EBITDA margin as EBITDA divided by net revenues. We define adjusted EBITDA margin as adjusted EBITDA divided by net revenues.

T-10	FIRST QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF TRAILING TWELVE MONTHS NET INCOME
TO TRAILING TELVE MONTHS EBITDA AND
TRAILING TWELVE MONTHS ADJUSTED EBITDA

(Unaudited)

TRAILING TWELVE MONTHS
MAY 4, 2024
(in thousands)
Net income	$82,046
Depreciation and amortization	122,046
Interest expense—net	215,252
Income tax expense—net	9,585
EBITDA(1)	428,929
Non-cash compensation(2)	39,746
Share of equity method investments loss—net(3)	11,715
Capitalized cloud computing amortization(4)	9,022
Asset impairments(5)	3,531
Other expense—net(6)	2,896
Recall accrual(7)	(1,576)
Legal settlements—net(8)	(875)
Adjusted EBITDA(1)	$493,388
(1)	Refer to footnote (1) within table titled “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA.”
(2)	Represents non-cash compensation related to equity awards granted to employees, including the non-cash compensation charge related to an option grant made to Mr. Friedman in October 2020.
(3)	Represents our proportionate share of the net loss of our equity method investments.
(4)	Represents amortization associated with capitalized cloud computing costs.
(5)	Represents asset impairments related to property and equipment of Galleries under construction and the interior refresh of our Design Galleries, as well as impairment of a loan receivable.
(6)	Represents exchange rate changes affecting foreign currency denominated transactions and from the remeasurement of intercompany loans with subsidiaries in Switzerland and the United Kingdom.
(7)	Represents accrual adjustments related to product recall charges.
(8)	Represents favorable legal settlements received of $10 million, partially offset by legal settlements associated with class action litigation matters of $8.5 million and costs incurred in connection with one of the matters.

T-11	FIRST QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CALCULATION OF TOTAL DEBT, TOTAL NET DEBT

AND RATIO OF TOTAL NET DEBT TO ADJUSTED EBITDA

(Unaudited)

	MAY 4,	INTEREST
	2024	RATE(1)
	(dollars in thousands)
Asset based credit facility	$—	6.67%
Term loan B(2)	1,950,000	7.93%
Term loan B-2(2)	492,500	8.67%
Convertible senior notes due 2024(2)	41,904	0.00%
Notes payable for share repurchases	315	4.14%
Total debt	2,484,719
Cash and cash equivalents	(101,787)
Total net debt(3)	$2,382,932
Trailing twelve month adjusted EBITDA(4)	$493,388
Ratio of total net debt to trailing twelve months adjusted EBITDA(4)	4.8
(1)	The interest rates for the asset based credit facility, term loans and notes payable for share repurchases represent the weighted-average interest rates as of May 4, 2024.
(2)	Amounts exclude discounts upon original issuance and third-party offering and debt issuance costs.
(3)	Net debt excludes non-recourse real estate loans of $18 million related to our consolidated variable interest entities from our joint venture activities. These real estate loans are secured by the assets of such entities and the associated creditors do not have recourse against RH’s general assets.
(4)	The ratio of total net debt to trailing twelve months adjusted EBITDA is calculated by dividing total net debt by trailing twelve months adjusted EBITDA. Refer to table titled “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” and the related footnotes for definitions of EBITDA and adjusted EBITDA.

T-12	FIRST QUARTER 2024 FINANCIAL RESULTS AND SHAREHOLDER LETTER